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EXHIBIT 10.1

                              CONSULTING AGREEMENT

                  THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into as of June 1, 2001, by and between, Chopin Venture Group, Inc. a Nevada corporation (the "Company") on the one hand, and Lisa Hart ("Consultant") on the other hand.

                  In consideration of the mutual representations, warranties, covenants and promises contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Consulting Services. For a period of one (1) year from the date hereof, at such times as reasonably requested by any of the Company, Consultant shall make its personnel available by telephone or in person to advise and consult with the Company regarding the following services: business due diligence review in connection with the analysis of acquisition targets and/or potential strategic business partnering arrangements, which services shall include, without limitation, review and analysis of financial statements, material contracts, operating agreements, permits and licenses and any other such documents material to decisions regarding business combinations and advising the Company of issues related thereto.

                  2. Compensation. As consideration for the services to be provided hereunder to the Company, the Company shall compensate Consultant with payment in the form of 150,000 shares of the Company's common stock (the "Common Stock"), $0.001 par value (the "Shares").

                  3. Form S-8 Registration Statement. Consultant and each Company acknowledge their mutual intention to register the Shares pursuant to a Registration Statement on Form S-8. If for any reason the Shares cannot be registered, the Company shall issue no Shares and this Agreement shall be null and void without further obligation of the Company or the Holder.

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                  4. Independent Contractor. Consultant shall, at all times, render services pursuant to this Agreement as an independent contractor and not as an employee, agent or servant of Company, nor shall Consultant or any of its personnel be deemed, by reason of this Agreement or the services performed pursuant hereto, to be an employee of Company for purposes of withholding, employee payroll taxes, contributions, pensions or otherwise.

                  5. Representations and Warranties. Consultant represents and warrants that:

                    a. the services rendered hereunder shall at no time involve the following:

                         (i) acting as a broker, dealer or person who finds
                    investors for the Company;

                         (ii) providing consulting services involving investor
                    relations or shareholder communications;

                         (iii) arranging or effecting mergers that take private
                    Company public;

                         (iv) rendering services that directly or indirectly
                    promote or maintain a market for securities;

                         (v) arranging financing that involves any securities
                    issuance, whether equity or debt;

                         (vi) providing services that are primarily
                    capital-raising or promotional in nature;

                         (vii) auditing the Company's financial statements;

                         (viii) preparing or circulating a report or proxy
                    statement required by the Securities Exchange Act of 1934, as amended, that is part of a promotional scheme that violates federal securities laws;

                         (ix) serving as counsel to the Company, its
                    underwriters or any participating broker-dealer in a securities offering where the Company is the issuer; or

                         (x) controlling or directing the resale of the Company
                    Common Stock received hereunder in the public market or directly or indirectly receiving a percentage of the proceeds from such resales.

                    b. neither Consultant nor any of Consultant's personnel has at any time in its or his history, respectively, been subject to any of the following:

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                         (i) having a petition under the Federal bankruptcy laws
                    or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of:

                         (a) Consultant or any of Consultant's personnel,

                         (b) any partnership in which Consultant or any of
                    Consultant's personnel was a general partner at or within two years before such event, or

                         (c) any corporation or business association of which
                    Consultant or any of Consultant's personnel was an executive officer at or within two years before such event;

                         (ii) being convicted in a criminal proceeding, or being
                    the named subject to a criminal proceeding which is presently pending;

                         (iii) being the subject of any court order, judgment or
                    decree, not subsequently reversed, suspended or vacated, which permanently or temporarily enjoined Consultant or any of Consultant's personnel or otherwise limited Consultant or any of Consultant's personnel from any of the following activities:

                         (a) acting as a futures commission merchant,
                    introducing broker, commodity trading advisor, commodity pool operator, floor broker, leveraged transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                         (b) engaging in any type of business practice;

                         (c) engaging in any activity in connection with the
                    purchase or sale of any security or commodity or in connection with any violation of Federal or state securities laws or Federal commodities laws.

                         (iv) being the subject of any order, judgment or
                    decree, not subsequently reversed, suspended or vacated, of any Federal or state authority barring, suspending or otherwise limiting for more than 60 days Consultant's or any of Consultant's personnel's right to engage in any of the activities described in paragraph (iii)(a) above or Consultant's or any of Consultant's personnel's right to be associated with persons engaged in any such activities;

                         (v) being found by a court in a civil action or by the
                    Securities and Exchange Commission to have violated any Federal or state securities law and such judgment or finding not having been subsequently reversed, suspended or vacated;

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                         (vi) being found by a court in a civil action or by the
                    Commodity Futures Trading Commission to have violated any Federal commodities law and such judgment or finding not having been subsequently reversed, suspended or vacated;

                         (vii) being the object of any claim alleging any fraud,
                    breach of fiduciary duty, illegal conduct or gross negligence made or threatened against

                         (a) Consultant or any of Consultant's personnel,

                         (b) any partnership in which Consultant or any of
                    Consultant's personnel was a general partner at or within two years before such event, or

                         (c) any corporation or business association of which
                    Consultant or any of Consultant's personnel was an executive officer at or within two years before such event;

                         (viii) being the subject of a pending indictment or a
                    conviction of any crime or offense involving the purchase or sale of a security or arising out of Consultant's or any of Consultant's personnel's conduct as an underwriter, broker, dealer or investment advisor;

                         (ix) being the subject of a pending proceeding for or
                    the entry of a temporary or permanent injunction enjoining or restraining Consultant or any of Consultant's personnel with respect to conduct or practices in connection with the purchase or sale of securities, or involving the making of a false filing with the Securities and Exchange Commission or any state, or arising out of Consultant's or any of Consultant's personnel's conduct as an underwriter, broker, dealer or investment advisor;

                         (x) being the subject of a Securities and Exchange
                    Commission administrative order still in effect imposing sanctions against Consultant or any of Consultant's personnel in connection with the SEC's authority to regulate the activities of broker-dealers and investment advisers or the naming of those persons as the cause of such an order;

                         (xi) being the subject of a postal fraud order or to a
                    restraining order or preliminary injunction relating to postal fraud orders;

                         (xii) having been suspended or expelled from membership
                    in a Canadian or United States securities exchange or from a Canadian or United States association of securities dealers because of conduct inconsistent with just and equitable principles of trade; or

                         (xiii) being the subject of any currently effective
                    state administrative enforcement order by any state administrator in which fraud or deceit, including but not limited to misrepresentations, was found.

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                  5. Termination.  This Agreement shall automatically terminate upon the occurrence of any of the following:

                         a. a breach by Consultant of any representation or
                    warranty contained in Section 4;

                         b. a breach of any other Section of this agreement by
                    Consultant; or

                         c. the commencement by Consultant of any legal action
                    against any of the Company or any of their affiliates, officers, directors or employees.

Upon the occurrence of any such event, any Shares issued to Consultant's personnel shall be immediately terminated and no additional compensation shall thereafter be payable to Consultant under this Agreement.

                  6. Miscellaneous.

                    (a) Assignment. Consultant may not assign any of its rights or obligations hereunder, and no personnel of Consultant may assign their Shares, if any, other than in a free market transaction or an exempt transaction, without the Company's prior written consent, which the Company may withhold in its sole and absolute discretion. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors and assigns. If the Securities and Exchange Commission or any other securities regulatory agency objects to any transfer or such transfer impedes the ability of the Company to complete a 15c2-11 filing, such transfer shall be null and void.

                    (b) Notice. All notices, demands or other communications to be given to any party hereunder shall be in writing. A notice shall be validly given or made to another party if served either personally or if deposited in the United States mail, certified or registered, return receipt requested, or if transmitted by telegraph, telecopy or other electronic written transmission or if sent by overnight courier service, and if addressed to the applicable party as set forth at the end of this Agreement. If such notice, demand or other communication is served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, service shall be conclusively deemed made seventy-two (72) hours after the deposit thereof in the United States mail. If such notice, demand or other communication is given by overnight courier, or electronic transmission, service shall be conclusively deemed made at the time of confirmation of delivery thereof. Any party may change its address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the aforesaid manner.


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                    (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

                    (d) Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

                    (e) Waivers. No waiver of compliance with any provision of this Agreement shall be binding unless executed in writing by the party making the waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

                    (f) Amendments. Any amendment to this Agreement shall be in writing and signed by the parties hereto.

                    (g) Invalidity. In the event that any one or more of the
               provisions contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

                    (h) Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                    (i) Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                    (j) Income Tax Consequences. Consultant acknowledges that
               the Company have not advised Consultant regarding the tax implications of this Agreement. Each of the parties hereto has obtained or will obtain his or its own tax advice with respect to the transactions contemplated hereby.



                         [signatures on following page]


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed on the day and year first above written.

Chopin Venture Group, Inc.                     Lisa Hart, Consultant
a Nevada corporation



By: /s/ Gerry Martin                           /s/ Lisa Hart
   -----------------------------               ---------------------------
   Gerry Martin, President
                                             Address: 3980 Pebble Beach Drive
                                                      Longmont, Co 80503